UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant  ☑            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SECOND SUPPLEMENT DATED MAY 16, 2012 TO

PROXY STATEMENT DATED APRIL 3, 2012

ANNUAL MEETING OF SHAREHOLDERS OF

NAVIGANT CONSULTING, INC.

TO BE HELD ON MAY 22, 2012

On or about April 3, 2012, Navigant Consulting, Inc. (the “Company”) furnished or otherwise made available to shareholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) to be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois 60605 on Tuesday, May 22, 2012 at 10:00 a.m., Central time, and at any adjournments or postponements thereof. The Company filed a supplement to the Proxy Statement on May 9, 2012 (the “First Supplement”). This supplement (this “Second Supplement”) revises the Proxy Statement, as supplemented by the First Supplement, and should be read in conjunction with such documents. The information contained in this Second Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement or the First Supplement. This Second Supplement is first being furnished or otherwise made available to shareholders on or about May 16, 2012. All capitalized terms used but not defined in this Second Supplement have the meanings ascribed to them in the Proxy Statement.

UPDATED QUESTIONS AND ANSWERS

Q:	What makes a quorum?

A:	A majority of the outstanding shares entitled to vote, present in person or represented by proxy at the 2012 Annual Meeting, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. Abstentions from voting on a particular matter are counted as shares present and entitled to vote for purposes of determining whether a quorum is present but will not otherwise be included in vote totals. Shares held in “street name” by brokers or other nominees that are not voted (so-called “broker non-votes”), including because the broker or other nominee does not have discretionary authority to vote those shares as to a particular matter, are generally counted as shares present and entitled to vote for purposes of determining whether a quorum is present but will not otherwise be included in vote totals. However, if the election of directors is contested, broker non-votes will not be counted as shares present and entitled to vote for purposes of determining whether a quorum is present.

Q:	How does the voting work?

A:	For each proposal, voting works as follows:

Proposal 1: If the number of nominees for director at the 2012 Annual Meeting does not exceed the number of directors to be elected, a nominee for director will be elected if the total votes cast “for” the nominee’s election exceed the total votes cast “against” the nominee’s election. If the number of nominees for director at the 2012 Annual Meeting exceeds the number of directors to be elected, the three director nominees receiving the most “for” votes will be elected even if the number of votes cast “for” any such nominee’s election does not exceed the number of votes cast “against” any such nominee’s election.

Proposal 2: The proposed restatement of our Certificate of Incorporation to declassify our Board of Directors will be adopted by our shareholders if the holders of at least two-thirds of the outstanding shares of our common stock vote “for” the proposal.

Proposal 3: The Navigant Consulting, Inc. 2012 Long-Term Incentive Plan will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the 2012 Annual Meeting, vote “for” the proposal.

Proposal 4: The Navigant Consulting, Inc. Annual Incentive Plan will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the 2012 Annual Meeting, vote “for” the proposal.

Proposal 5: The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved, on an advisory basis, by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the 2012 Annual Meeting, vote “for” the proposal.

Proposal 6: The appointment of our independent registered public accounting firm for the year 2012 will be ratified if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the 2012 Annual Meeting, vote “for” the proposal.

Abstentions and broker non-votes will have no effect on the election of directors, as they will not be counted as votes either “for” or “against” a nominee’s election. Abstentions and broker non-votes will have the effect of a vote “against” the remaining proposals.

If you are a street-name shareholder and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may, in its discretion, leave your shares unvoted or vote your shares on matters that the New York Stock Exchange considers “routine.” If the election of directors at the 2012 Annual Meeting is not contested, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012 will be the only routine matter being voted on at the annual meeting and, therefore, may be voted by your broker or other nominee in its discretion. If the election of directors at the 2012 Annual Meeting is contested, none of the matters being voted on at the annual meeting will be considered routine and, therefore, your broker or other nominee will not have discretion to vote your shares on any matters being voted on at the annual meeting unless you provide instructions as to how to vote such shares.

Q:	Who bears the expense of this Proxy Statement?

A:	We will bear all expenses of the solicitation of proxies, including expenses of preparing and mailing or otherwise furnishing this Proxy Statement to our shareholders. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to act as a proxy solicitor in connection with the 2012 Annual Meeting and have agreed to pay that firm a fee not to exceed $25,000, plus expenses, for its services. We have also agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with its engagement by us. In addition, our officers, directors and employees listed as “participants” in the First Supplement may solicit proxies in person or by telephone, facsimile or other means of communication. They will not receive any additional compensation for, but they may be reimbursed for out-of-pocket expenses incurred in connection with, that solicitation. We will furnish copies of our proxy materials to brokerage firms, nominees, fiduciaries and custodians to forward to our street-name shareholders and will reimburse those brokerage firms and other nominees for their reasonable expenses in forwarding our solicitation materials to our street-name shareholders. We estimate that the total expenditures relating to our proxy solicitation will be approximately $75,000, of which approximately $50,000 has been incurred as of the date of this Second Supplement. MacKenzie has advised us that approximately 25 of its employees will be involved in the proxy solicitation by MacKenzie on behalf of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2012

The Notice of Annual Meeting, the Proxy Statement, the First Supplement and this Second Supplement are available on the Company’s website at www.navigant.com/2012proxy. The Company’s 2011 Annual Report to Shareholders is available on the Company’s website at www.navigant.com/2011annualreport.